AMG FUNDS

AMG FUNDS I

AMG FUNDS II

AMG FUNDS III

ASTON FUNDS

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Keitha L. Kinne, Donald S. Rumery, Mark J. Duggan and Gerald Dillenburg (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign any and all Registration Statements on Form N-1A, any other registration statement and any pre-and post-effective amendments and supplements thereto under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, of AMG Funds, AMG Funds I, AMG Funds II, AMG Funds III and Aston Funds (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham	3/17/2016
Bruce B. Bingham, Trustee	Date

/s/ Christine C. Carsman	3/17/2016
Christine C. Carsman, Trustee	Date

/s/ William E. Chapman, II	3/17/2016
William E. Chapman, II, Trustee	Date

/s/ Edward J. Kaier	3/17/2016
Edward J. Kaier, Trustee	Date

/s/ Kurt A. Keilhacker	3/17/2016
Kurt A. Keilhacker, Trustee	Date

/s/ Steven J. Paggioli	3/17/2016
Steven J. Paggioli, Trustee	Date

/s/ Richard F. Powers, III	3/17/2016
Richard F. Powers, III, Trustee	Date

/s/ Eric Rakowski	3/17/2016
Eric Rakowski, Trustee	Date

/s/ Victoria L. Sassine	3/17/2016
Victoria L. Sassine, Trustee	Date

/s/ Thomas R. Schneeweis	3/17/2016
Thomas R. Schneeweis, Trustee	Date

/s/ Keitha L. Kinne	3/17/2016
Keitha L. Kinne, Chief	Date
Operating Officer

/s/ Jeffrey T. Cerutti	3/17/2016
Jeffrey T. Cerutti, President,	Date
Chief Executive Officer, and
Principal Executive Officer

/s/ Donald S. Rumery	3/17/2016
Donald S. Rumery, Treasurer,	Date
Chief Financial Officer, and
Principal Financial Officer